UMPQUA HOLDINGS CORPORATION 1st Quarter 2018 Earnings Conference Call Presentation April 19, 2018

2 Forward-looking Statements This presentation includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward- looking statements and we undertake no obligation to update any such statements. In this presentation we make forward- looking statements about corporate initiatives, the credit discount accretion related to loans acquired from Sterling, store consolidations and facilities optimization and related costs and savings, and indirect auto wind down. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, prolonged low interest rate environment; the effect of interest rate increases on the cost of deposits; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; lack of strategic growth opportunities or our failure to execute on those opportunities; our inability to effectively manage problem credits; our inability to successfully implement efficiency initiatives; our ability to successfully develop and market new products and technology; and changes in laws or regulations.

Q1 2018 Highlights (compared to Q4 2017) 3  Net earnings available to common shareholders of $77.7 million, or $0.35 per diluted common share  Net interest income increased by $2.6 million, or 1%, driven primarily by growth in loans and leases and an 8 basis point increase in net interest margin  Provision for loan and lease losses increased by $0.7 million, driven primarily by continued loan growth and higher net charge-offs, which increased by one basis point to 0.26% of average loans and leases (annualized)  Non-interest income increased by $8.1 million, driven primarily by the change in accounting for subordinated debentures carried at fair value, partially offset by lower mortgage banking revenue and lower gains on portfolio loan sales  Non-interest expense decreased by $6.7 million, driven primarily by lower salaries and benefits expense, partially offset by a linked quarter increase in FDIC assessment expense related to one-time credits recorded in the prior quarter  Provision for income taxes increased by $20.9 million, reflecting the net benefit received in the fourth quarter of 2017 related to the revaluation of the net deferred tax liability, partially offset by a lower corporate tax rate, both attributable to the Tax Cuts and Jobs Act (“Tax Act”)  Gross loan and lease growth of $234.4 million, or 5% annualized, and deposit growth of $158.6 million, or 3% annualized  Non-performing assets to total assets decreased by four basis points to 0.33%  Estimated total risk-based capital ratio of 14.0% and estimated Tier 1 common to risk weighted assets ratio of 11.0%  Increased the quarterly cash dividend by 11.1% to $0.20 per common share

Umpqua Next Gen: Operational Excellence Update Operational and Back Office Efficiency Review  Engaged The Boston Consulting Group to help identify and implement  Focused on non-customer facing areas  Initial diagnostic review completed during Q1 2018  Individual workstreams identified, several underway  Stronger financial performance and improved profitability  Better customer experience Financial Targets • Phase I • Identified $18 - $24 million in annual run-rate savings, or 6% - 8% (1) • $12 - $16 million annual run-rate savings achieved by Q4 2018 • 100% run-rate savings achieved by mid-2019 • $5 - $6 million in charges (severance, professional fees) during both Q2 2018 and Q3 2018 • Phase I additive to 2020 ROATCE goals(2) by 50 basis points Workstreams • Phase I • Organizational simplification and design • Procurement 4 (1) Percentage savings calculated off of $300 million in back-office and operations expense base. (2) ROATCE goals of 14.5% in “flat rate” scenario and 17.0% in “moderately increasing” rate scenario, as presented in the 4Q 2017 earnings call slide presentation on January 24, 2018. • Phase II • Real-estate optimization • Technology simplification • End-to-end customer journey redesign • Phase II • Additional $6 - $12 million in annual run-rate savings, or 2% - 4%(1) • Run-rate savings achieved by end of 2019 • Additional costs to be achieved to be determined

Selected Ratios

		For the quarter ended				
		Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017
Performance	Return on average assets	1.23%	1.27%	0.96%	0.92%	0.75%
	Return on average tangible assets	1.32%	1.36%	1.04%	0.99%	0.81%
	Return on average common equity	7.84%	8.12%	6.10%	5.76%	4.74%
	Return on average tangible common equity	14.30%	14.90%	11.23%	10.67%	8.83%
	Efficiency ratio - consolidated	61.56%	65.99%	63.43%	64.71%	68.15%
	Net interest margin - consolidated	3.96%	3.88%	3.94%	3.91%	3.85%
Credit Quality	Non-performing loans and leases to loans and leases	0.37%	0.43%	0.39%	0.29%	0.29%
	Non-performing assets to total assets	0.33%	0.37%	0.30%	0.23%	0.24%
	Net charge-offs to average loans and leases (annualized)	0.26%	0.25%	0.20%	0.22%	0.22%
Capital	Tangible common equity to tangible assets [1]	9.13%	9.18%	9.07%	9.12%	9.15%
	Tier 1 common to risk-weighted asset ratio [2]	11.0%	11.1%	11.1%	11.2%	11.3%
	Total risk-based capital ratio [2]	14.0%	14.1%	14.2%	14.3%	14.5%

> [1] Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

> [2] Capital ratio estimated for current quarter, pending completion and filing of regulatory reports.

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UMPQUA B·A·N·K

Summary Income Statement 6 > Note: tables may not foot due to rounding. ($ in millions except per share da ta ) Q1 2018 Q4 2017 Q1 2017 Net interest income before provision 223.2$ 220.6$ 206.7$ Provision for loan and lease losses 13.7 12.9 11.7 Net interest income after provision 209.6 207.7 195.1 Non-interest income 78.6 70.5 60.2 Non-interest expense 186.1 192.8 182.7 Income be fore provision for income taxes 102.0 85.4 72.6 Provision for income taxes 24.4 3.5 26.6 Ne t income 77.7 81.9 46.0 Dividends and undistributed earnings allocated to participating securities 0.0 0.0 0.0 Ne t earnings ava ilable to common shareholders 77.7$ 81.9$ 46.0$ Earnings per share - diluted $0.35 $0.37 $0.21 Quarter ended

Net Interest Income and Margin 7 $206.7 $212.1 $220.5 $220.6 $223.2 3.85% 3.91% 3.94% 3.88% 3.96% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% $100 $120 $140 $160 $180 $200 $220 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Net interest income Net interest margin (in millions) 3.71% 3.78% 3.78% 3.79% Adjusted NIM (1) > (1) Net interest margin, excluding interest income related to credit discount from Sterling deal and related to 310-30 covered loan PIFs 3.87%

Provision for Loan and Lease Losses 8 $11.7 $10.7 $12.0 $12.9 $13.7 $0 $2 $4 $6 $8 $10 $12 $14 $16 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Provision for Loan and Lease Losses (in millions)

Non-interest Income 9 (in millions) $10.7 $12.4 $12.3 $3.0 $17.6 $1.8 $3.3 $8.0 $3.7 $1.2 $2.1 $2.1 $2.0 $2.0 $2.1 $26.8 $33.9 $33.4 $42.1 $38.4 $4.1 $3.9 $3.8 $4.2 $4.2 $14.7 $15.5 $15.8 $15.4 $15.0 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Other (1) Gain on loan sales BOLI income Residential mortgage banking revenue, net Brokerage revenue Service charges $60.2 > (1) Includes other income, gains or losses on investment securities and losses on junior subordinated debentures carried at fair value. > Note: tables may not foot due to rounding. $71.1 $75.4 $70.5 $78.6

10 $245 $312 $336 $266 $238 $755 $918 $891 $850 $687 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Closed mortgage volume Portfolio For Sale (in millions) Mortgage Banking 3.27% 3.53% 3.68% 3.51% 3.32% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Gain on sale margin $1,230 $1,000 $1,227 > Note: tables may not foot due to rounding. $1,116 $925

Non-interest Expense 11 (in millions) Non-interest Expense and Efficiency Ratio Non-interest Expense Bridge $192.8 $186.1 $182.7 $184.0 $188.4 $192.8 $186.1 68.2% 64.7% 63.4% 66.0% 61.6% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% 110.0% 120.0% 130.0% $115.0 $125.0 $135.0 $145.0 $155.0 $165.0 $175.0 $185.0 $195.0 $205.0 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 T h o u s a n d s Non-interest expense Efficiency ratio (in millions) $6.8 $4.5 $(3.4) $(2.7) $(2.4) $3.3 $0.6

Selected Balance Sheet 12 ($ in millions) Q1 2018 Q4 2017 Q1 2017 Total assets 25,875.6$ 25,741.4$ 24,861.5$ Interest bearing cash and temporary investments 264.5 303.4 422.0 Investment securities available for sale, fair value 2,998.3 3,065.8 3,243.4 Loans and leases, gross 19,314.6 19,080.2 17,829.6 Allowance for loan and lease losses (141.9) (140.6) (136.3) Goodwill and other intangibles, net 1,816.2 1,817.8 1,822.8 Deposits 20,106.9 19,948.3 19,167.3 Securities sold under agreements to repurchase 292.0 294.3 304.3 Term debt 801.9 802.4 852.3 Total shareholders' equity 4,013.9 4,014.8 3,931.2 Ratios: Loan to deposit ratio 96.1% 95.6% 93.0% Book value per common share $18.21 $18.24 $17.84 Tangible book value per common share (1) $9.97 $9.98 $9.57 Tangible common equity to tangible assets (1) 9.13% 9.18% 9.15% > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

Loan and Deposit Growth Loans and Leases (Gross) $6.4 $6.5 $7.2 $7.7 $15.3 $16.9 $17.5 $19.1 $19.3 (in billions) 18% 13% 16% 3% 1% 10% 6% 6% 17% 6% 4% Non-owner occupied term CRE Owner occupied term CRE Multifamily Commercial construction Residential development Commercial term Commercial lines of credit & other Leases & equipment finance Mortgage Home equity lines & loans Consumer & other As of Mar 31, 2018 33% 12% 33% 7% 15% Demand, non-interest bearing Demand, interest bearing Money market Savings Time $9.4 $9.2 $9.4 $9.1 $16.9 $17.7 $19.0 $19.9 $20.1 (in billions) Total Deposits As of Mar 31, 2018 13

Credit Quality 0.76% 0.75% 0.75% 0.74% 0.73% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Allowance for loan and lease losses to loans and leases 0.24% 0.23% 0.30% 0.37% 0.33% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Non-performing assets to total assets 0.22% 0.22% 0.20% 0.25% 0.26% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Net charge-offs to average loans and leases (annualized) 14

Prudent Capital Management 15 > All regulatory capital ratios remained in excess of well-capitalized and internal policy limits > Focused on prudently managing capital • Quarterly dividend of $0.20 per share, ~3.7% current dividend yield • Q1 total payout ratio of 57% 9.1% 9.5% 11.0% 11.0% 14.0% Tangible Common Equity/Tangible Assets Tier 1 Leverage Tier 1 Common Risk Based Tier 1 Risk Based Total Risk Based Q1 2018 Capital Ratios (1) > (1) Regulatory capital ratios are estimates pending completion and filing of the Company’s regulatory reports.

Appendix – Non-GAAP Reconciliation

Non-GAAP Reconciliation – Tangible Book Value 17

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